EXHIBIT 99

For information contact:
Liz Kohlmyer
Director of Communications
(407) 540-2221

NYSE: TSY

TRUSTREET PROPERTIES, INC. ANNOUNCES FOURTH QUARTER RESULTS

4TH QUARTER FFO OF $0.36 CENTS/SHARE AFTER ADDING
BACK PRINCIPAL COMPONENT OF CAPITAL LEASES

ORLANDO, FL - March 7, 2006 - Trustreet Properties, Inc. (NYSE: TSY) announces operating results for the quarter and year ended December 31, 2005. Trustreet is the largest real estate investment trust focused primarily on the restaurant industry. The Company acquired 167 properties in the fourth quarter representing a total investment of $177.8 million.

Highlights

•
In the fourth quarter of 2005, the Company reported net income allocable to common shareholders of $16.6 million, or $0.27 cents per share (based on 60.6 million weighted average outstanding shares). For the year 2005, net income allocable to common shareholders was $39.7 million, or $0.72 cents per share (based on 55.1 million weighted average outstanding shares).

•
Funds from operations (“FFO”) available to common shareholders after adding back the principal amortization on capital leases was $22.0 million, or $0.36 cents per share. For the year 2005, FFO available to common shareholders after adding back the principal amortization on capital leases was $67.1 million, or $1.22 per share.

•
Of the $177.8 million acquired in the fourth quarter, $119.1 million was the result of a large portfolio purchase. In the last week of December, the Company purchased $119.1 million in properties from Wendy’s International that are leased to various Wendy’s franchisees. The full earnings impact of the transaction won’t be realized until 2006.

•
The investment property sales platform, part of the taxable REIT subsidiary (“TRS”), enables the Company to efficiently recycle capital. In the fourth quarter, the TRS sold 45 properties generating $76.7 million in sales proceeds producing a pre-tax gain of $10.7 million.

•
The Company sold $28.2 million in properties from its core REIT portfolio in the fourth quarter generating $5.3 million in pre-tax gains. For the year, $61.1 million in properties were sold generating a pre-tax net gain of $9.0 million.

•
The Company issued an additional 1.4 million shares between August and November through a controlled equity offering program raising aggregate proceeds, net of underwriters’ discounts and before offering expenses, of $20.9 million.

•
On December 6, 2005, the Company completed a public offering of 8.05 million common shares (including the exercise of the underwriters' over-allotment option of 1.05 million shares) which raised aggregate proceeds, net of underwriters' discounts and before offering expenses, of $109.0 million. The proceeds were used to pay down indebtedness outstanding on the revolving line of credit.

•	Trustreet expanded its five-year term loan facility by $100.0 million in December 2005. The facility bears interest at LIBOR plus 200 bps.

•	The Company declared monthly common dividends per share of $0.11 cents throughout the fourth quarter.

2005 Fourth Quarter Results and Portfolio Highlights

Trustreet was formed from the February 25, 2005 merger of CNL Restaurant Properties, Inc., U.S. Restaurant Properties, Inc. and eighteen CNL Income Fund partnerships. Trustreet focuses almost exclusively on serving major restaurant chains by purchasing locations and leasing the land and building to the operators under long-term leases. The year-to-date results reflect the merged company from February 25, 2005 to December 31, 2005 with three full quarters of results now available. Generally accepted accounting principles (“GAAP”) require that the financial statements include the historical financial results of only CNL Restaurant Properties for the quarter and year ended December 31, 2004.

For the quarter ended December 31, 2005, the Company reported funds from operations of $20.5 million, or $0.34 cents per share computed in accordance with the definition of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO generated by the core REIT portfolio represented approximately 89 percent of gross FFO before allocation of the preferred dividend. NAREIT FFO does not include cash received from tenants that is treated as the principal component of a capital lease. Unlike many REITs that are in the Company’s peer group, the Company has a meaningful number of capital leases. FFO and the principal component of capital leases total $22.0 million, or $0.36 cents for the quarter.

For the quarter ended December 31, 2005, adjusted funds from operations (“AFFO”) was $23.0 million. The Company believes that AFFO is useful as a measure of its cash available for distribution. Given the variation in the definition of AFFO in the REIT industry, investors should take these differences into account when comparing AFFO against other REITs.  Typically, this metric will exceed the Company’s FFO because of the level of deferred financing cost amortization, capital lease amortization, non-real estate depreciation, non-cash real estate impairment charges and loan provisions.

The Company acquired 167 properties for $178 million during the fourth quarter and 460 properties for $542 million for the year. The Company designated 135 of the fourth quarter acquisitions as long-term investments resulting in improved tenant and geographic diversity and a stronger outlook for net income from continuing operations within the core REIT portfolio. The remaining 32 properties were designated as held-for-sale inventory to be sold through Trustreet’s investment property sales platform. In addition to the $35.3 million in transactions closed through the end of February 2006, the Company currently has signed commitments to acquire a further $129 million, the majority of which is expected to close over the next six months.

In the fourth quarter, the Company sold 45 properties generating $76.7 million in sales proceeds under its investment property sales platform producing a pre-tax gain of $10.7 million. For the year, Trustreet sold 127 properties generating $257.0 million in sales proceeds through its investment properties sales platform resulting in $38.9 million in pre-tax net gains. These results are required to be recorded as discontinued operations under GAAP.

As of December 31, 2005, the Company owned 2,005 properties held in the core REIT portfolio of which 98.0 percent were leased based on carrying value. The weighted average remaining lease term of the Company’s real estate investment portfolio was approximately 10.7 years, with more than 80 percent of the Company’s lease expirations occurring after 2011.

The Company’s portfolio is broadly diversified with 170 concepts and approximately 500 tenants in 49 states. No single tenant represented more than 6.7 percent of contractual rents. Of the 74 vacant properties with a carrying value of approximately $46 million, 16 are either under contract for sale or have a lease or sales contract out for signature, and another five are currently being redeveloped after having been preleased.

“While we are experiencing increased competition for the purchase of quality properties at positive spreads, the depth and breadth of relationships built over 30 years of serving this industry has enabled us to continue to be the dominant provider of sale-leaseback financing to the restaurant industry. The Wendy’s transaction in the fourth quarter is testament to our position within the industry. I believe that there are significant opportunities ahead for Trustreet as restaurant operators evaluate the real estate on their balance sheets and develop strategies for maximizing the value of their business,” states Curtis B. McWilliams, President and Chief Executive Officer.

About Trustreet

Trustreet Properties, Inc. (pronounced “trust - street”) is the largest self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit www.trustreet.com.

Conference Call

Management will hold a conference call on Tuesday, March 7, 2006 at 10:00 a.m. EDT to review the Company’s quarterly results. The call can be accessed on the Company’s website at www.trustreet.com and by direct dial-in at 866-802-4324. Reference conference identification number 851241. For those unable to listen to the live broadcast, a replay will also be available on the Company’s web site for 30 days.

###

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

‘‘Funds From Operations’’ (FFO) is a measure of performance that Trustreet computes in accordance with the ‘‘White Paper’’ definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (‘‘NAREIT’’). According to this definition, and as used herein by Trustreet, FFO means net income (loss) allocable to common stockholders (computed in accordance with GAAP), plus real estate related depreciation and amortization excluding gains (or losses) from sales of property held for investment and excluding adjustments allocable to minority interests or joint ventures. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income (loss) allocable to common stockholders. Trustreet uses FFO as a supplemental measure to conduct and evaluate its business because there are certain limitations associated with using GAAP net income by itself as the primary measure of operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, Trustreet believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, Trustreet believes that the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of its operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. FFO should not be considered as an alternative to net income (loss) allocable to common stockholders as the primary indicator of Trustreet’s operating performance or as an alternative to cash flow as a measure of liquidity. While Trustreet adheres to the NAREIT definition of FFO in making its calculations, this method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

The Company believes that Adjusted Funds from Operations is helpful to investors as a measure of its ability to pay dividends. While the measure is used commonly in the REIT industry, definitions of AFFO vary and investors should take definitional differences into account when comparing AFFO reported by other REITs. The Company calculates AFFO by subtracting from or adding to FFO (i) amortization of the principal portion of capital leases, (ii) straight-lining of rents, (iii) non-real estate depreciation and amortization, (iv) amortization of deferred loan costs and (v) non-cash real estate impairment charges or loan reserves.

TRUSTREET PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands except for per share data)

	Quarter ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004

Revenues:

Rental income from operating leases	$45,060	$14,141	$148,955	$56,042
Earned income from capital leases	3,135	2,491	12,002	9,971
Interest income from mortgage, equipment and other notes receivables	2,210	6,432	18,070	26,394
Investment and interest income	562	(41)	2,259	3,770
Other income	2,729	2,473	8,793	7,107
	53,696	25,496	190,079	103,284
Expenses:
General operating and administrative	9,626	8,683	37,970	28,408
Interest expense	24,102	11,929	90,074	47,999
Property expenses, state and other taxes	1,893	191	7,234	575
Depreciation and amortization	8,708	2,992	30,937	11,527
Loss on termination of cash flow hedge	-	-	8,558	940
Impairment provisions on assets	573	1,263	1,964	3,238
	44,902	25,058	176,737	92,687
Income from continuing operations before minority interest and equity in earnings of unconsolidated joint ventures	8,794	438	13,342	10,597

Minority interest	(129)	(1,121)	(1,756)	(3,718)

Equity in earnings of unconsolidated joint ventures	28	8	118	105

Income/(loss) from continuing operations	8,693	(675)	11,704	6,984

Income from discontinued operations, after income taxes	15,031	7,712	42,840	34,899

Gain/(loss) on sale of assets	-	(5)	9,643	135

Net income	23,724	7,032	64,187	42,018
Dividends to preferred stockholders	(7,173)	-	(24,448)	-
Net income allocable to common stockholders	$16,551	$7,032	$39,739	$42,018

Basic and diluted net income per share:
Income/(loss) from continuing operations allocable to common stockholders	$0.02	$(0.02)	$(0.06)	$0.20
Income from discontinued operations	0.25	0.22	0.78	1.00

Basic and diluted net income per share	$0.27	$0.20	$0.72	$1.20

Weighted average number of shares of common stock outstanding:
Basic	60,541	35,032	55,053	35,032
Diluted	60,558	35,032	55,053	35,032

TRUSTREET PROPERTIES, INC.
DISCONTINUED OPERATIONS BY SEGMENT
UNAUDITED

	Quarter Ended December 31,
	2005	2005	2004	2004
	Real Estate	Specialty Finance	Real Estate	Specialty Finance

Sale of real estate	$28,181	$76,677	$10,912	$58,831
Cost of real estate sold	(22,915)	(65,982)	(8,111)	(49,048)
Gain on sale of real estate	5,266	10,695	2,801	9,783
Net other income (expense)	705	564	(950)	(611)
Earnings from real estate discontinued operations before tax	5,971	11,259	1,851	9,172

Income tax provision	-	(2,199)	-	(3,311)

Income from discontinued operations, after income taxes	$5,971	$9,060	$1,851	$5,861

TRUSTREET PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	December 31,
	2005	2004
ASSETS

Real estate investment properties	$1,737,144	$520,207
Net investment in capital leases	150,636	96,463
Real estate held for sale	229,132	165,122
Mortgage, equipment and other notes receivable, net of allowance of $5,706 and $7,261, respectively	88,239	290,140
Cash and cash equivalents	20,459	22,744
Restricted cash	32,465	7,402
Receivables, less allowance for doubtful accounts of $2,394 and $2,136, respectively	7,665	7,391
Accrued rental income	35,357	27,489
Intangible lease costs, net of accumulated amortization of $9,666 in 2005	77,663	—
Goodwill	235,895	56,260
Other assets	69,481	50,431
Total assets	$2,684,136	$1,243,649

LIABILITIES AND STOCKHOLDERS’ EQUITY

Revolver	$55,000	$21,000
Notes payable	579,002	162,810
Mortgage warehouse facilities	122,722	101,394
Subordinated note payable	—	21,875
Bonds payable	742,201	405,421
Below market lease liability, net of accumulated amortization of $3,772 in 2005	32,305	—
Due to related parties	232	37,172
Other payables	56,097	33,736
Minority interests, including redeemable partnership interest in 2004	4,077	6,819
Stockholders’ equity	1,092,500	453,422
Total liabilities and stockholders’ equity	$2,684,136	$1,243,649

                                                                          TRUSTREET PROPERTIES, INC.
RECONCILIATION OF NAREIT FFO AND AFFO
(UNAUDITED)
(In thousands)

Quarter Ended December 31, 2005
Funds From Operations (NAREIT defined):

Net income	$23,724
Less: Dividends on preferred stock	(7,173)
Net income allocable to common stockholders	16,551
FFO adjustments: Real estate depreciation and amortization	8,593
Gain/(loss) on sale of real estate	(4,652)
NAREIT FFO	$20,492
NAREIT FFO per share	$0.34

Principal component of capital leases	$1,501
FFO and the principal component of capital leases	$21,993
Straight-line rent	$(2,301)
Non-real estate depreciation and amortization Deferred loan cost amortization Asset impairment/provisions	655 2,075 573
ADJUSTED FFO	$22,995

TRUSTREET PROPERTIES, INC.
LEASE EXPIRATIONS

Lease Expirations
(based on annual base rent as of December 31, 2005)

	# of Properties	% of Total		# of Properties	% of Total
2006	58	2.1%	2012	84	4.6%
2007	57	2.5%	2013	80	4.3%
2008	78	2.6%	2014	149	8.5%
2009	94	3.7%	2015	94	5.7%
2010	101	4.6%	2016	200	9.6%
2011	68	3.5%	Thereafter	868	48.3%

TRUSTREET PROPERTIES, INC.
DIVERSIFICATION

Top 20 Tenants
(based on annual base rent as of December 31, 2005)

	Tenant	% of Rent		Tenant	% of Rent
1	Jack in the Box, Inc.	6.7%	11	Vicorp Restaurants, Inc.	1.5%
2	Golden Corral Corporation	6.2%	12	Fourjay, LLC	1.4%
3	IHOP Properties, Inc.	4.0%	13	Flagstar Enterprises, Inc.	1.3%
4	Captain D's, LLC	3.7%	14	Shoney’s, Inc.	1.3%
5	Sybra Inc.	3.3%	15	Denny’s, Inc.	1.2%
6	S&A Properties Corp.	3.2%	16	Davco Restaurants, Inc.	1.2%
7	Texas Taco Cabana, LP	2.1%	17	Boston Market Corp.	1.1%
8	Carrols Corporation	2.0%	18	Texas Roadhouse Holdings, LLC	1.0%
9	El Chico Restaurants Inc.	1.9%	19	Spaghetti Warehouse Restaurants, Inc.	1.0%
10	The Restaurant Company	1.8%	20	Checkers Drive-In Restaurants, Inc.	1.0%

TRUSTREET PROPERTIES, INC.
DIVERSIFICATION (cont.)

Top 20 Concepts
(based on annual base rent as of December 31, 2005)

	Concept	% of Rent		Concept	% of Rent
1	Wendy’s*	8.2%	11	Applebee’s	2.5%
2	Golden Corral	7.4%	12	Perkins	2.5%
3	Burger King	7.3%	13	Hardee’s	2.4%
4	Jack in the Box	6.7%	14	Taco Cabana	2.2%
5	Arby’s	6.1%	15	El Chico	1.9%
6	International House of Pancakes	4.2%	16	Shoney’s	1.7%
7	Captain D’s	3.9%	17	Ruby Tuesday	1.6%
8	Bennigan’s	3.1%	18	T.G.I. Friday’s	1.5%
9	Denny’s	2.6%	19	Bakers Square	1.5%
10	Pizza Hut	2.5%	20	Steak & Ale	1.4%

* Includes estimated contingent rent for recently acquired units that have leases in which rent is based on actual store sales without any stores sales threshold.

Top 10 States
(based on annual base rent as of December 31, 2005)

	State	% of Rent		State	% of Rent
1	Texas	19.5%	6	Illinois	3.8%
2	Florida	11.1%	7	North Carolina	3.8%
3	Georgia	5.8%	8	Ohio	3.4%
4	California	4.0%	9	Missouri	2.9%
5	Tennessee	3.9%	10	South Carolina	2.6%

Other Portfolio Statistics

	12/31/05	9/30/05
Rent to Sales
Quick Service	8.2%	8.5%
Casual Dining	7.8%	7.5%

Fixed Charge Coverage	1.66x	1.62x

Notes:
1. The Company looks for rent-to-sales ratios to be under 10% for quick service restaurants and under 14% for casual dining restaurants. Of the portfolio’s 990 quick service restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 8.2%. Of the portfolio’s 423 casual and family dining restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 7.8%.

2. The Company’s initial underwriting criteria requires that tenants have a fixed charge coverage ratio (“FCCR”) of at least 1.25x, generally based on historical financial information adjusted to include the proposed sale/leaseback financing. Approximately 77% of the units that report have a tenant-level FCCR of at least 1.25x, with a weighted average tenant-level FCCR of 1.86x. The weighted average tenant-level FCCR for all reporting units is 1.66x. In those cases where the tenant-level FCCR is below 1.25x, we may find store-level FCCRs that exceed 1.25x. A strong store level FCCR often mitigates any negative impact of a weaker tenant-level FCCR.